UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2016 (March 24, 2016)

COLGATE-PALMOLIVE COMPANY
 (Exact Name of Registrant as Specified in Charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, the Board of Directors of Colgate-Palmolive Company (the “Company”) elected Mr. P. Justin Skala to the position of Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability, Mr. Noel R. Wallace to the position of Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition and Mr. Franck J. Moison to the position of Vice Chairman overseeing the Company’s business in Asia Pacific and Latin America and Business Development, all effective April 1, 2016.

Mr. Skala, 56, had been President, Colgate-North America and Global Sustainability since October 2013 and served as President, Colgate-Latin America from July 2010 through September 2013.

Mr. Wallace, 51, had been President, Colgate-Latin America since October 2013 and served as President, Colgate-North America and Global Sustainability from February 2010 through September 2013.

Mr. Moison, 62, had been Chief Operating Officer, Emerging Markets and Business Development since December 2013.  He was Chief Operating Officer, Emerging Markets and South Pacific from February 2012 through December 2013 and Chief Operating Officer, Emerging Markets from February 2010 through January 2012.

In connection with their promotions, on April 21, 2016, Mr. Skala and Mr. Wallace will each receive options to purchase the Company's common stock valued at $2,250,000.  The stock options will vest in one-third increments on the third, fourth and fifth anniversaries of the grant date and will have a term of six years.  The exercise price will be the closing price on the NYSE of the Company's common stock on the grant date.  In addition, on April 21, 2016, Mr. Skala and Mr. Wallace will each receive performance-based restricted stock units with a target value of $750,000, which will vest (if earned) on the fifth anniversary of the grant date. The performance-based restricted stock units provide Messrs. Skala and Wallace with an opportunity to earn shares of the Company's common stock with a value determined by the Company's total shareholder return ("TSR") relative to the S&P 500 over a three-year performance period from April 1, 2016 to March 31, 2019.  The potential payout ranges from 0% of target if the Company's TSR is below the 33rd percentile of the S&P 500 to 125% of target if the Company's TSR is at or above the 75th percentile of the S&P 500, with target awards payable if the Company's TSR is at the 50th percentile of the S&P 500 over the three-year period.

On March 24, 2016, Mr. Fabian T. Garcia, Chief Operating Officer, Global Innovation & Growth, Europe/South Pacific and Hill’s Pet Nutrition, announced his intention to retire from the Company effective April 1, 2016 to assume a leadership role outside the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2016	COLGATE-PALMOLIVE COMPANY

	By:	/s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Chief Legal Officer and Secretary